Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Health Enhancement Products, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the period ended September 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Philip M. Rice II, Chief Financial Officer of the Company, certify that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 12, 2012

/s/ Philip M. Rice II

Philip M. Rice II

Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 HAS BEEN PROVIDED TO HEALTH ENHANCEMENT PRODUCTS, INC. AND WILL BE RETAINED BY HEALTH ENHANCEMENT PRODUCTS, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.